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Exhibit 3.17

ARTICLES OF INCORPORATION
OF
GENERAL TIRE & RETREAD SERVICE, INC.

        The undersigned, a majority of whom are citizens of the United States, desiring to form a corporation for profit under the General Corporation Act of Ohio, do hereby certify:

          1. The name of said corporation shall be

      GENERAL TIRE & RETREAD SERVICE, INC.

          2. The place in the State of Ohio where its principal office is to be located is the City of Akron, Summit County.

          3. The purpose or purposes for which it is formed are:

            (a) to purchase, import, export or otherwise deal in and dispose of tires, tubes, batteries, rims, tools, parts and all other automobile and motor vehicle accessories, apparatus and appliances, and gasoline, fuels, oils and other materials useful in connection with the ownership, use or enjoyment of automobiles and motor vehicles.

            (b) to do any and all acts and things and to carry on any and all business incident to the foregoing and to have and exercise all the powers conferred by the laws of the State of Ohio upon corporations formed under the General Corporation Act of said State and to do any and all of the things hereinbefore set forth to the same extent as natural persons might or could do.

          The foregoing clauses shall be construed both as objects and powers and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this corporation.

          4. The maximum number of shares which the corporation is authorized to have outstanding is Two Hundred Fifty (25) shares, all of which shall be with a par value of One Hundred Dollars ($100.00) each.

          5. The amount of capital with which the corporation will begin business is Five Hundred Dollars ($500.00).

        IN WITNESS WHEREOF we have hereunto set our hands this 1st day of February, 1960.

/s/ TRESA E. PITTENGER, JR. Tresa E. Pittenger, Jr.
/s/ JOHN J. DALTON John J. Dalton
/s/ RAY W. SHAFFER Ray W. Shaffer

CERTIFICATE OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
GENERAL TIRE & RETREAD SERVICE, INC.

        Mr. C. J. Jahant, Vice President, and F. W. Knowlton, Secretary, of General Tire & Retread Service, Inc., an Ohio corporation, with its principal office located at Akron, Ohio, do hereby certify that a meeting of the holders of shares of said corporation entitling them to vote on the proposal to amend the articles of incorporation thereof, as contained in the following resolution, was duly called and held on the 10th day of September, 1962, at which meeting a quorum of such shareholders was present in person or by proxy, and that by the affirmative vote of the holders of shares entitling them to exercise all of the voting power of the corporation on such proposal, the following resolution was adopted to amend the articles:

            RESOLVED, that the name of this corporation shall be changed from GENERAL TIRE & RETREAD SERVICE, INC. to GENERAL TIRE ATHLETIC PRODUCTS COMPANY and

            FURTHER RESOLVED, the purpose clause of said corporation shall be changed by deleting old 3(a) and in its place inserting a new (a) as follows:

      "to manufacture, purchase, import, export, or otherwise deal in and dispose of chemical and plastic products, athletic goods and all products kindred thereto as well as tires, tubes, batteries, rims, tools, parts and all other automotive and motor vehicle accessories, apparatus and appliances."

        IN WITNESS WHEREOF, said C. J. Jahant, Vice President, and F. W. Knowlton, Secretary, of General Tire & Retread Service, Inc., acting for and on behalf of said corporation, have hereunto subscribed their names and caused the seal of said corporation to be hereunto affixed this 10th day of September, 1962.

By:	/s/ C. J. JAHANT C. J. Jahant, Vice President
By:	/s/ F. W. KNOWLTON F. W. Knowlton, Assistant Secretary

CERTIFICATE OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
GENERAL TIRE ATHLETIC PRODUCTS COMPANY

        Mr. T. E. Pittenger, President, and J. J. Dalton, Secretary, of General Tire Athletic Products Company, an Ohio corporation, with its principal office located at Akron, Ohio, do hereby certify that a meeting of the holders of the shares of said corporation entitling them to vote on the proposal to amend the articles of incorporation thereof, as contained in the following resolution, was duly called and held on the 26th day of November, 1974, at which meeting a quorum of such shareholders was present in person or by proxy, and that by the affirmative vote of the holders of shares entitling them to exercise all of the voting power of the corporation on such proposal, the following resolution was adopted to amend the articles:

    RESOLVED, that the name of this corporation shall be changed from General Tire Athletic Products Company to General Tire Plastics International Company.

        IN WITNESS WHEREOF, said Mr. T. E. Pittenger, President, and J. J. Dalton, Secretary, of General Tire Athletic Products Company, acting for and on behalf of said corporation, have hereunto subscribed their names and caused the seal of said corporation to be hereunto affixed this 26th day of November, 1974.

By:	/s/ T. E. PITTENGER T. E. Pittenger, Vice President
By:	/s/ J. J. DALTON J. J. Dalton, Secretary

CERTIFICATE OF AMENDMENT
BY SHAREHOLDERS
TO THE ARTICLES OF INCORPORATION OF
GENERAL TIRE PLASTICS INTERNATIONAL COMPANY

        D. L. Harbert, who is Vice President and J. A. Bonsky, who is Assistant Secretary of the above named Ohio corporation for profit with its principal location at One General Street, Akron, Ohio, do hereby certify that in a writing signed by all the shareholders who would be entitled to a notice of a meeting held for that purpose, the following resolution was adopted to amend the Articles:

    RESOLVED, That the Articles of Incorporation of General Tire Plastics International Company be amended by amending Article First to read as follows:

    Article First: The name of said corporation shall be DiversiTech General International Co.

        IN WITNESS WHEREOF, the above named officers, acting for and on behalf of the corporation, have subscribed their names this 28th day of June 1984.

/s/ D. L. HARBERT D. L. Harbert, Vice President
/s/ J. A. BONSKY J. A. Bonsky, Secretary

CERTIFICATE OF AMENDMENT
TO THE ARTICLES OF INCORPORATION OF
DIVERSITECH GENERAL INTERNATIONAL CO.

        C. R. Ennis, Vice President, and E. R. Dye, Secretary, of DiversiTech General International Co., an Ohio corporation, with its principal office located at Fairlawn, Ohio, do hereby certify that in a writing signed by all of the holders of shares of said corporation entitled to vote on proposals to amend the Articles of Incorporation, the following resolution was adopted, effective as of March 27, 1991, to amend the Articles of Incorporation of said corporation:

            WHEREAS, the Board of Directors of the Corporation have declared it advisable and recommended to the sole shareholder of the Corporation that Articles 1 and 2 of the Articles of Incorporation of the Corporation be amended for the purpose of changing the name and the principal place of business of the Corporation.

            NOW, THEREFORE, BE IT RESOLVE, that Articles 1 and 2 of the Articles of Incorporation of the Corporation, as heretofore amended, be further amended to read as follows:

              "1. The name of the corporation shall be GenCorp International, Inc.

              2. The place in the State of Ohio where its principal office is to be located is the City of Fairlawn, Summit County."

        IN WITNESS WHEREOF, said C. R. Ennis, Vice President, and E. R. Dye, Secretary, of DiversiTech General International Co., acting for and on behalf of said corporation, have hereunto subscribed their names this 27th day of March, 1991.

DIVERSITECH GENERAL INTERNATIONAL CO.
By:	/s/ C. R. ENNIS C. R. Ennis, Vice President
By:	/s/ E. R. DYE E. R. Dye, Secretary

CERTIFICATE OF AMENDMENT
TO THE ARTICLES OF INCORPORATION OF
GENCORP INTERNATIONAL INC.

        C. R. Ennis, Vice President, and E. R. Dye, Secretary of GenCorp International Inc., an Ohio corporation with its principal office located at Fairlawn, Ohio, hereby certify that, pursuant to the written consent of the sole shareholder of said corporation entitled to vote on proposals to amend the Articles of Incorporation thereof, the following amendments were adopted:

            RESOLVED that Article I of the Articles of Incorporation of the Corporation be, and it hereby is, amended to read as follows:

              "I. The name of the Corporation shall be Penn International Inc."

        IN WITNESS WHEREOF, C. R. Ennis, a Vice President, and E. R. Dye, Secretary of GenCorp International Inc., acting for and on behalf of said corporation, hereunto have subscribed their names and caused the seal of said corporation to be hereunto affixed this 10th day of November, 1995.

By:	/s/ C. R. ENNIS C. R. Ennis, Vice President
By:	/s/ E. R. DYE E. R. Dye, Secretary

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  Exhibit 3.17